Exhibit 10

Appendix 3E

Daily share buy-back notice

Rule 3.8A

Appendix 3E

Daily share buy-back notice

(except minimum holding buy-back and

selective buy-back)

Information and documents given to ASX become ASX’s property and may be made public.

Introduced 1/9/99. Origin: rule 3.6, Appendix 7C. Amended 30/9/2001.

Name of Entity	ABN
RINKER GROUP LIMITED	53 003 433 118

We (the entity) give ASX the following information.

Information about buy-back

1	Type of buy-back	On-market

2	Date Appendix 3C was given to ASX	12 May 2005

Total of all shares bought back, or in relation to which acceptances have been received, before, and on, previous day

		Before previous day	Previous day
3	Number of shares bought back or if buy-back is an equal access scheme, in relation to which acceptances have been received	22,490,426	213,601

4	Total consideration paid or payable for the shares	$333,190,302	$3,446,005

+ See chapter 19 for defined terms.

		Before previous day		Previous day
5	If buy-back is an on-market buy-back	highest price paid:	$16.37	highest price paid:	$16.28
		date:	5-Dec-05

		lowest price paid:	$12.56	lowest price paid:	$15.98
		date:	6-Jun-05
				highest price allowed under rule 7.33:	$16.9407

Participation by directors

6	Deleted 30/9/2001.

How many shares may still be bought back?

7	If the company has disclosed an intention to buy back a maximum number of shares - the remaining number of shares to be bought back	70,295,973

Compliance statement

1.       The company is in compliance with all Corporations Law requirements relevant to this buy-back.

2.       There is no information that the listing rules require to be disclosed that has not already been disclosed, or is not contained in, or attached to, this form.

Sign here:	/s/ Peter Abraham	Date:	7/12/05
(~~Director~~/Company Secretary)
Print name:	Peter Abraham

+ See chapter 19 for defined terms.